Exhibit 99.1

Coffee Holding Co., Inc. Announces the Purchase of Assets of Empire Coffee Company

Staten Island, NY, November 11, 2024 — Coffee Holding Co., Inc. (NASDAQ: JVA) (“Coffee Holding”), a publicly traded integrated wholesale coffee roaster and dealer located in the United States announced today that it purchased all of the assets of Empire Coffee Company (“Empire”) based in Port Chester, NY. The purchase was made under Article 9 of the UCC and consists of Empire’s inventory, equipment, accounts receivable, customer list and all intellectual property. To facilitate the purchase, Coffee Holding created a new wholly owned subsidiary named Second Empire. Operations will be conducted by Second Empire. The purchase price of $800,000 was negotiated between Coffee Holding and Empire’s former lender and was paid on November 7, 2024. Coffee Holding also entered into a new lease for Empire’s property on the same day.

“We have known the principals at Empire for over forty years,” said Andrew Gordon, President and CEO of Coffee Holding. “Unfortunately, Empire never fully recovered from the Covid-19 shutdowns and the changes in consumer buying patterns that accompanied these shutdowns. The fact that we were able to complete a transaction allowing us to operate a first-class turnkey manufacturing facility where we are currently servicing some of our customers is a big win for us. We believe the purchase price represents about $0.60 on the dollar for the assets’ true value and we believe given our proven ability as an operator, we can quickly improve upon Empire’s recent performance and ramp up operations and return them to pre-Covid levels of annual revenue. Unlike our past Steep/Generations acquisition, we plan on controlling the day to day decision making and operations of Second Empire to ensure the success of the venture. In addition, we believe the ownership of this entity will result in both manufacturing and other cost savings almost immediately, as well as giving us the flexibility in the near term to explore greater future savings in our other existing facilities,” continued Andrew Gordon.

About Coffee Holding

Founded in 1971, Coffee Holding Co., Inc. (NASDAQ: JVA) is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding’s product offerings consist of eight proprietary brands, each targeting a different segment of the consumer coffee market as well as roasting and blending coffees for major wholesalers and retailers throughout the United States who want to have products under their own names to compete with national brands. In addition to selling roasted coffee, Coffee Holding Co., Inc. also imports green coffee beans from around the world which it resells to smaller regional roasters and coffee shops around the United States and Canada.

Forward-Looking Statements

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on the revenue growth. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

For further information, contact:

Coffee Holding Co., Inc.

Andrew Gordon

President & CEO

(718) 832-0800